Exhibit 10.1

AMENDMENT NO. 3 TO THE INVESTMENT
MANAGEMENT TRUST AGREEMENT

This Amendment No. 4 (this “Amendment”), dated as of November 29, 2023, to the Investment Management Trust Agreement (as defined below) is made by and between Innovative International Acquisition Corp. (the “Company”) and Equiniti Trust Company, LLC, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of October 26, 2021, as amended (the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein;

WHEREAS, at an extraordinary general meeting of the Company held on November 29, 2023 (the “Special Meeting”), the Company’s shareholders approved (A) a proposal to extend the date by which the Company must consummate an initial business combination from November 29, 2023 to December 29, 2023 by amending the Company’s amended and restated memorandum and articles of association; and (B) a proposal to amend the Trust Agreement to allow the Company to extend the Combination Period from November 29, 2023 to December 29, 2023; and

NOW THEREFORE, IT IS AGREED:

1.	Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer or Chairman of the board of directors (the “Board”) or other authorized officer of the Company (and in the case of Exhibit A, jointly signed by the Representative), and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including any amounts representing interest earned on the Trust Account, less interest previously released to, or reserved for use by, the Company in an amount up to $100,000 to pay dissolution expenses (as applicable) and less any other interest released to, or reserved for use by, the Company to pay taxes as provided in this Agreement only as directed in the Termination Letter and the other documents referred to therein; provided that, in the event that a Termination Letter has not been received by the Trustee by (A) the date that is 25 months after the closing of the IPO (“Closing”); or (B) if the Chief Executive Officer or Chairman of the Board extends the time to complete the Business Combination by one (1) month, the date that is 26 months after the Closing, but if the Company has not completed the Business Combination within the applicable monthly anniversary of the Closing (“Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Shareholders as of the Last Date. The form of any extension contemplated by this Section 1(i) shall be in substantially the form attached hereto as Exhibit E.”

2.	Exhibit E of the Trust Agreement is hereby amended and restated in its entirety as follows:

EXHIBIT E

[Letterhead of Company]

[Insert date]

Equiniti Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Attn: Relationship Management

Re: Trust Account No. [       ] Extension Letter

Ladies and Gentlemen:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Innovative International Acquisition Corp. (“Company”) and Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC), dated as of October 26, 2021 (as amended and supplemented from time to time, the “Trust Agreement”), this is to advise you that the Company is extending the time available to consummate a Business Combination for an additional one (1) month, from November 29, 2023 to December 29, 2023 (the “Extension”).

This Extension Letter shall serve as the notice required with respect to Extension prior to the Applicable Deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

Very truly yours,

INNOVATIVE INTERNATIONAL ACQUISITION CORP.

By:
Name:
Title:

cc: Cantor Fitzgerald & Co.

3.	All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

4.	This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Amendment.

5.	This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 6(c) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

6.	This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Investment Management Trust Agreement as of the date first written above.

EQUINITI TRUST COMPANY, LLC, as Trustee

By:	/s/ Carlos Pinto
Name: Carlos Pinto
Title: Senior Vice President, Director

INNOVATIVE INTERNATIONAL ACQUISITION CORP.

By:	/s/ Mohan Ananda
Name: Mohan Ananda
Title: Chief Executive Officer